UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

As a further step in the Registrant’s ongoing adjustment of its operations, programs and staffing to adapt to changing market conditions, the Registrant’s subsidiary, United States Gypsum Company, is temporarily closing its paper mill in Clark, New Jersey, effective August 1, 2009.

The Registrant will record charges of approximately $7.0 million in the current and future fiscal quarters related to closure of the paper mill. These charges include approximately $2.8 million for termination benefits, $3.3 million for associated costs, principally equipment lease terminations and cleanup costs, and $0.9 million for inventory write-offs. The Registrant estimates that it will incur cash expenditures of approximately $6.1 million in the current and future fiscal quarters in connection with the closure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: June 3, 2009

By: Richard H. Fleming
Richard H. Fleming
Executive Vice President
and Chief Financial Officer